SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Ridge Road # 335, Austin TX  78746

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 5, 2018, FieldPoint Petroleum Corporation, a Colorado corporation (the “Company”) entered into a Seventh Amendment to Loan Agreement and First Amendment to Forbearance Agreement (“Agreement”) with Citibank, N.A., a national banking association (“Citi”).   A copy of the Agreement is filed herewith as Exhibit 10.1.  The Agreement has an effective date of December 29, 2017.

ITEM 7.01          REGULATION FD DISCLOSURE

On January 8, 2018, FieldPoint Petroleum Corporation (the “Company”) issued a press release announcing the Agreement noted in Item 1.01 above.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01:FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Seventh Amendment to Loan Agreement and First Amendment to Forbearance Agreement
99.1	Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: January 8, 2018	By:/s/ Phillip Roberson Phillip Roberson, President and CFO